UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 19, 2008

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

10855 Dover Street #1000, Westminster, CO 80021
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        The information in the third paragraph under Item 2.01 below is incorporated under this Item 1.01 by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

        On May 27, 2008, Security With Advanced Technology, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with PepperBall Technologies, Inc., a Delaware corporation (“PepperBall”), and PTI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub agreed to merge with and into PepperBall with PepperBall as the surviving corporation (the “Merger”). On September 17, 2008, the shareholders of each of the Company and PepperBall approved the Merger and the Merger closed on September 19, 2008. The Merger qualified as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

        Pursuant to the Merger Agreement, the shareholders of PepperBall have been issued an aggregate of 17,219,799 shares of the Company common stock, no par value per share, representing 50% of the outstanding capital stock of the Company. Accordingly, the Company’s shareholders own the remaining 50% of the outstanding capital stock of the Company. The Company assumed all of PepperBall’s outstanding stock options and warrants, whether vested or unvested, and the assumed options and warrants shall continue to have and be subject to the same terms and conditions governing such options or warrants, except that such options or warrants will be exercisable for shares of the Company’s common stock on the same basis established for the exchange of PepperBall’s outstanding common stock for shares of the Company’s common stock as described in the Merger Agreement. The Company will include the shares of its common stock issuable upon exercise of the assumed PepperBall options in its previously filed registration statement on Form S-8 or, if unable to include the shares in the previously filed registration statement, the Company will prepare and file with the Securities and Exchange Commission another registration statement on Form S-8 to register such shares.

        At the closing of the Merger, the Company issued seven convertible promissory notes with an aggregate principal amount of $2,254,304 to former holders of promissory notes issued by PepperBall (the “Replacement Notes”). The Replacement Notes are unsecured, bear interest (accruing to maturity) at the rate of 10% per annum and mature 15 months from the closing date of the Merger. At the note holder’s option (and subject to certain limitations), the principal amount and all accrued interest under the Replacement Notes may be converted at any time into shares of the Company’s common stock at a rate based upon the average closing price of the Company’s common stock for the six-month period ended on the trading day immediately prior to the date the holder of the Replacement Note requests conversion. In addition, upon the closing of the Merger, the outstanding loans from the Company to PepperBall in the principal amounts of $495,000 and $150,000 have been cancelled and will not be repaid by PepperBall.

        Pursuant to the Merger Agreement, the Company and PepperBall will enter into a mutual full settlement (with prejudice) agreement relating to the current litigation pending in the United States District Court, Southern District of California between the Company and PepperBall.

        At the Company’s annual meeting of shareholders held on September 17, 2008 (the “Annual Meeting”), in addition to approving the Merger, the Company’s shareholders also approved (i) a change in the Company’s name to PepperBall Technologies, Inc., (ii) amendments to the Company’s Articles of Incorporation to provide that the Company’s Board of Directors may have up to ten members and to increase the Company’s authorized number of shares of common stock from 30,000,000 to 50,000,000, (iii) the conversion of the Company’s Series B Preferred stock to common stock, (iv) a one-for- two reverse stock split of the Company’s outstanding common stock and (v) the re-election of Gregory Pusey, Gail Schoettler, Thomas R. Marinelli, Robert J. Williams and David E. Welch to the Company’s Board of Directors. On September 19, 2008, the Company filed Articles of Amendment to the Company’s Articles of Incorporation with the Colorado Secretary of State to (a) provide that the Company’s Board of Directors may have up to ten members and (b) increase the Company’s authorized number of shares of common stock from 30,000,000 to 50,000,000. The Company’s name change and reverse stock split are expected to take effect on September 29, 2008, although the Company’s Board of Directors reserved the right to forego the reverse stock split if it determines that the split is not necessary or in the best interests of the Company’s shareholders. Following the name change, the Company expects its common stock and warrants to trade under the symbols “PBAL” and “PBALW”, respectively, on the Nasdaq Capital Market.

        The foregoing descriptions of the Merger Agreement, the Replacement Notes and the Articles of Amendment are qualified in their entirety to the complete documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 3.1 hereto, respectively, and are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information in the third paragraph under Item 2.01 above is incorporated under this Item 2.03 by reference.

Item 3.03    Material Modification to Rights of Security Holders.

        On September 19, 2008 and pursuant to the terms of the Merger Agreement, the Company filed Articles of Amendment to its Articles of Incorporation with the Colorado Secretary of State to (i) provide that the Company’s Board of Directors may have up to ten members and (ii) increase the Company’s authorized number of shares of common stock from 30,000,000 to 50,000,000.

        The foregoing description of the Articles of Amendment is qualified in its entirety to the complete document, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        At the Annual Meeting, the Company’s shareholders re-elected the following directors: Gregory Pusey, Gail Schoettler, Thomas R. Marinelli, Robert J. Williams and David E. Welch. On September 19, 2008 and pursuant to the terms of the Merger Agreement, the Company’s Board of Directors increased the size of the Board of Directors to ten members and the vacancies on the Board of Directors were filled with the following former directors of PepperBall: Dr. Eric P. Wenaas, John C. Stiska, Jeffrey M. Nash, Jack Fitzpatrick and Richard A. Collato. The term of each director will expire at the next annual meeting of shareholders or when such director’s replacement is duly elected.

        On September 19, 2008 and pursuant to the terms of the Merger Agreement, the Company’s Board of Directors appointed Dr. Eric Wenaas President and Chief Executive Officer of the Company and re-appointed Jeffrey McGonegal Chief Financial Officer of the Company. In addition, Gregory Pusey was re-appointed Chairman of the Board.

        Following is biographical, compensatory and related party information for Dr. Wenaas.

        Dr. Wenaas, age 66, has served as President and Chief Executive Officer of PepperBall since January 23, 2004 and as Chairman of the Board of PepperBall since its inception in 2000 when it was spun off from Jaycor, a defense company headquartered in San Diego, California. Dr. Wenaas also served as the Chairman of the Board of Jaycor from 1991 to March of 2002, at which time the company merged with Titan Corporation, a publicly-held company. For his contributions to Jaycor, JNI and PepperBall, Dr. Wenaas received both the Entrepreneur of the Year Award from Ernst and Young for High Technology Companies in 2001 and the Director of the Year Award from the Corporate Directors Forum for Companies in Transition. He received a BSEE and MSEE degree from Purdue University, and a PhD from the State University of New York (SUNY) Buffalo.

        On September 19, 2008 and pursuant to the terms of the Merger Agreement, Dr. Wenaas entered into an Employment Agreement with the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Dr. Wenaas will serve as the Chief Executive of the Company for a two-year term. Dr. Wenaas will receive a base salary of $150,000 per annum and will be entitled to participate in a bonus plan to be created by the Company’s Board of Directors for executive officers. Additionally, Dr. Wenaas shall receive health and other benefits to the extent Dr. Wenaas is eligible under the terms of those plans. In the event that Dr. Wenaas’ employment is terminated (i) by the Company without “cause” (as defined in the Employment Agreement), (ii) by Dr. Wenaas for “good reason” (as defined in the Employment Agreement) or (iii) due to Dr. Wenaas death or “disability” (as defined in the Employment Agreement), in each case prior to the expiration of the term of the Employment Agreement, then Dr. Wenaas will receive his salary and benefits for a period of six months following such termination.

        In connection with the Merger, Dr. Wenaas, Mr. Collato, Dr. Nash and Mr. Stiska were issued Replacement Notes in the aggregate principal amounts of $727,637.00, $200,000.00, $215,000.00 and $565,000.00, respectively. The Replacement Notes are unsecured, bear interest (accruing to maturity) at the rate of 10% per annum and mature 15 months from the closing date of the Merger. At the holder’s option (and subject to certain limitations), the principal amount and all accrued interest under the Replacement Notes may be converted at any time into shares of the Company’s common stock at a rate based upon the average closing price of the Company’s common stock for the six-month period ended on the trading day immediately prior to the date the holder requests conversion. The Replacement Notes were issued pursuant to the terms of the Merger Agreement in exchange for promissory notes that were previously issued to such holders by PepperBall.

        In addition, Dr. Wenaas, Mr. Collato, Mr. Fitzpatrick, Dr. Nash and Mr. Stiska were parties to certain transactions with PepperBall identified under “Certain Relationship and Related Transactions, and Director Independence” in the Company’s Registration Statement on Form S-4, Registration No. 333-152645, filed with the Securities and Exchange Commission on August 12, 2008. However, as a result of the Merger, such individuals no longer hold any of such securities acquired from PepperBall.

        The foregoing description of the Employment Agreement is qualified in its entirety to the complete document, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        The disclosure set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01    Other Events.

        On September 22, 2008, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

         The financial information required by this item with respect to the Merger was filed on July 30, 2008 in the company's Registration Statement on Form S-4 (File No. 333-152645).

(b)     Pro Forma Financial Information.

              The pro forma financial information required by this item with respect to the Merger was filed on July 30, 2008 in the company's Registration Statement on Form S-4 (File No. 333-152645).

(d)     Exhibits.

3.1	Articles of Amendment

10.1	Agreement and Plan of Merger and Reorganization dated May 27, 2008 by and among the Company, PTI Acquisition Crop. and PepperBall Technologies, Inc. *

10.2	Form of Replacement Promissory Note, dated September 19, 2008

10.3	Employment Agreement of Dr. Eric P. Wenaas, dated September 19, 2008

99.1	Press release of Security With Advanced Technology, dated September 22, 2008

* Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2008.

Date: September 22, 2008	Security With Advanced Technology, Inc. (Registrant) By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer